EXHIBIT B

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of the Reporting Persons, are set forth below. If no business address is given the director’s or officer’s business address is the registered address of the applicable Reporting Person as stated under Item 2. – Identity and Background – of the Amendment 1 to Schedule 13D to which this Exhibit is attached. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to their position at the applicable Reporting Person and all of the Directors and Executive Officers listed below are Italian citizens.

         TELECOM ITALIA S.p.A.

Name, Citizenship and Business Address	Present Principal Occupation

Directors
Marco Tronchetti Provera	Chairman of Telecom Italia
Gilberto Benetton	Chairman of Edizione Holding S.p.A.
Carlo Orazio Buora	Managing Director of Telecom Italia
Riccardo Ruggiero	Managing Director and General Manager of Telecom
Italia
Paolo Baratta	Economist
John Robert Sotheby Boas, British Citizen	Retired executive
Giovanni Consorte	Chairman and Managing Director of Unipol
Assicurazioni S.p.A.
Francesco Denozza	Professor of Commercial Law at the University of Milan
Domenico De Sole	Retired executive
Luigi Fausti	Chairman of Patrimonio Immobiliare dello Stato S.p.A.
Guido Ferrarini	Professor at the University of Genoa School of Law
Jean Paul Fitoussi, French Citizen	Chairman of Observatoire Français des Conjonctures
Economiques (OFCE) - Paris
Gianni Mion	Managing Director of Edizione Holding S.p.A.
Massimo Moratti	Director of Angelo Moratti - di Gianmarco e Massimo
Moratti & C. S.a.p.a.
Marco Onado	Professor at the Bocconi University in Milan
Renato Pagliaro	Co-General Manager of Mediobanca S.p.A.
Pasquale Pistorio	Chairman and Managing Director of STMicroelectronics
S.p.A.
Carlo Alessandro Puri Negri	Deputy Chairman and Managing Director of Pirelli Real
Estate S.p.A.
Luigi Roth	Chairman of Fondazione Fiera di Milano

Name, Citizenship and Business Address	Present Principal Occupation Including Name and Address of Employer

Executive Officers (Who are not Directors)
Gustavo Bracco	Head of Human Resources
Francesco Chiappetta	General Counsel
Marco De Benedetti	Head of Mobile Business Unit at Telecom Italia and
Chief Executive Officer of TIM
Enrico Parazzini	Head of Finance, Administration and Control and
Head of Internet and Media Business Unit
Giuseppe Sala	General Manager
Germanio Spreafico	Head of Purchasing

      TELECOM ITALIA MOBILE S.p.A.

Name, Citizenship and Business Address	Present Principal Occupation

Directors
Carlo Orazio Buora	Managing Director of Telecom Italia
Gianni Mion	Deputy Chairman of TIM; CEO of Edizione Holding;
Director of Telecom Italia; Director of Benetton Group
S.p.A., Autogrill S.p.A., 21 Investimenti S.p.A.,
Autostrade S.p.A.; Luxottica S.p.A.
Marco De Benedetti	Head of Mobile Business Unit at Telecom Italia and
Chief Executive Officer of TIM
Carlo Angelici	Professor and Dean of the Faculty of Law at University
“La Sapienza” of Rome
Carlo Bertazzo	Director of Telecom Italia Media; Director of Autostrade
S.p.A.
Lorenzo Caprio	Economist, Head of Ce.S.Fi. – Centre for Financial
Studies of the Università Cattolica del Sacro Cuore,
Milan; Professor of Corporate Finance and Corporate
Banking at Università della Svizzera Italiana in Lugano
Giorgio Della Seta Ferrari Corbelli Greco	Retired executive
Enzo Grilli	Director of Generali S.p.A.; Director of Impregilo S.p.A.;
Professor of International Economics at the Bologna
Center of John Hopkins University
Attilio Leonardo Lentati	Deputy Vice Chairman of UBM-Unicredit Banca
Mobiliare S.p.A.; Chairman of i-Faber S.p.A.
Gioacchino Paolo Ligresti	Director of Fondiaria-SAI and Milano Assicurazioni
Giuseppe Lucchini	Chairman of Lucchini S.p.A.
Pierfrancesco Saviotti	Director of Internazionale F.C. Milano; General Manager
(Credit Department) of Banca Intesa; Director of
Stefanel S.p.A. and Tod’s S.p.A.
Paolo Savona	Chairman of Gemina S.p.A.; Chairman of Impregilo
S.p.A.; Deputy Chairman of Aeroporti di Roma S.p.A.;
Director of RCS MediaGroup S.p.A.; Professor in
Economics at Università LUISS Guido Carli in Rome
Rodolfo Zich	Chairman of the Istituto Superiore Mario Boella sulle
Tecnologie dell’Informazione e delle Telecomunicazioni;
Chairman of the NET.T.UN.O. Consortium (Network
Teledidattico per l’Università Ovunque), promoted by
MURST

ame, Citizenship and Business Address	Present Principal Occupation Including Name and Address of Employer

Executive Officers (Who are not Directors)
Ciro Di Cecio	Head of Human Resources
Stefano Ciurli	Head of Finance and Control
Antonio Sanna	Head of Corporate and Legal Affairs

      TIM INTERNATIONAL N.V.

Name, Citizenship and Business Address	Present Principal Occupation

Directors and Executive Officers
Head of Mobile Business Unit at Telecom Italia and
Marco De Benedetti	Chief Executive Officer of TIM
Elisabetta Ripa	Director
Stefano Ciurli	Director
Antonio Sanna	Director
Mauro Sentinelli	Director
Francesco Saverio Lobianco	Director.; Operating Director of TIM International